EXECUTION VERSION

AMENDMENT NO. 1 TO BASE INDENTURE
THIS AMENDMENT NO. 1 TO THE BASE INDENTURE, dated and effective as of August 23, 2016 (this “Amendment”), is entered into by and among (i) TACO BELL FUNDING, LLC, a Delaware limited liability company, as the issuer (the “Issuer”) and (ii) CITIBANK, N.A., a national banking association, not in its individual capacity, but solely in its capacity as the trustee under the Indenture referred to below (together with its successor and assigns in such capacity, the “Trustee”). Capitalized terms used and not defined herein shall have the meanings set forth or incorporated by reference in the Indenture.
RECITALS
WHEREAS, the Issuer and the Trustee have entered into the Base Indenture, dated as of May 11, 2016 (as the same may be amended, supplemented or otherwise modified from time to time exclusive of the Series Supplements thereto, the “Base Indenture”), and the Series 2016-1 Supplement thereto, dated as of May 11, 2016 (as the same may be amended, supplemented or otherwise modified from time to time, the “Series 2016-1 Supplement” and, together with the Base Indenture and any additional Series Supplements thereto entered into from time to time, the “Indenture”), pursuant to which the Issuer issued the Series 2016-1 Notes referred to therein;
WHEREAS, Section 13.2 of the Base Indenture permits the Base Indenture to be amended with the written consent of the Control Party (at the direction of the Controlling Class Representative); and
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
1.Amendments to the Base Indenture. The Base Indenture is hereby amended as follows:

(a)    Section 8.7(d) of the Base Indenture is hereby amended and restated to read in its entirety as follows:

The Issuer will not, nor will permit any other Securitization Entity to, without the prior written consent of the Control Party, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of any of the Transaction Documents (other than the Series 2016-1 Class A-1 Note Purchase Agreement), subject to Section 13.1 or the terms of such other Transaction Documents.

(b)    The definition of “Manager-Developed IP” set forth in Annex A of the Base Indenture is hereby amended and restated to read in its entirety as follows:

“Manager-Developed IP” means all U.S. Intellectual Property (other than Excluded IP and Non-Contributed Property) created, developed, authored,

acquired or owned by or on behalf of the Manager related to (i) the Taco Bell Brand, (ii) products or services sold or distributed under the Taco Bell Brand, (iii) the Branded Restaurants, (iv) the Taco Bell System or (v) the Contributed Franchise Business, including, without limitation, all Improvements to any Securitization IP.
(c)    The definition of “Licensee-Developed IP” set forth in Annex A of the Base Indenture is hereby amended and restated to read in its entirety as follows:
“Licensee-Developed IP” means all U.S. Intellectual Property (other than the Excluded IP and Non-Contributed Property) created, developed, authored, acquired or owned by or on behalf of any licensee under any IP License Agreement related to (i) the Taco Bell Brand, (ii) products or services sold or distributed under the Taco Bell Brand, (iii) the Branded Restaurants, (iv) the Taco Bell System or (v) the Contributed Franchise Business, including, without limitation, all Improvements to any Securitization IP.
2.Effectiveness. This Amendment shall become effective on the date hereof upon the execution and delivery of this Amendment by the signatories hereto.

3.Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Base Indenture shall remain in full force and effect and each reference to the Base Indenture and words of similar import in the Base Indenture, as amended hereby, shall be a reference to the Base Indenture as amended hereby and as the same may be further amended, supplemented or otherwise modified and in effect from time to time. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Base Indenture other than as set forth herein. This Amendment may not be amended, supplemented or otherwise modified except in accordance with the terms of the Base Indenture.

4.Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

5.Counterparts. This Amendment may be executed by the parties hereto in several counterparts (including by facsimile or other electronic means of communication), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

6.Matters relating to the Trustee. The Trustee makes no representations or warranties as to the correctness of the recitals contained herein, which shall be taken as statements of the Issuer, or the validity or sufficiency of this Amendment and the Trustee shall not be accountable or responsible for or with respect to nor shall the Trustee have any responsibility for provisions thereof. In entering into this Amendment, the Trustee shall have all of the rights, powers, duties and obligations of the Trustee under the Base Indenture and any other Transaction Document to which the Trustee is party and, for the avoidance of doubt, shall be entitled to the benefit of every provision thereunder relating to the conduct of or affecting the liability of or affording protection to the Trustee.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.
TACO BELL FUNDING, LLC,
as Issuer

By:	/s/ Larry Gathof
Name: Larry Gathof
Title: Authorized Person

CITIBANK, N.A., in its capacity as Trustee

By:	/s/ Antony Bausa
Name: Anthony Bausa
Title: Vice President

ACKNOWLEDGED AND AGREED:
MIDLAND LOAN SERVICES,
as Control Party

By: Greg McFarland

Name:	Gregory L. McFarland

Title:	Senior Vice President
Servicing Officer